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                                EXHIBIT 10.57
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                         AMENDMENT TO LICENSE AGREEMENT

         THIS AMENDMENT AGREEMENT of that certain License Agreement dated December 31, 1979, made this 1st day of November, 1985, by and between WILLIAM
H. ROPER, residing at 12 Rue Biarritz, Newport Beach, California 92660; ROBERT
E. ROPER, residing at 3802 Holden Circle, Los Alamitos, California 90720; CHARLES RICHARD ROPER, residing at 1383 North Mustang Avenue, Orange, California 92669; ELVERE ROPER, residing at 600 South Bay Front, Balboa Island, California 92662; and RALPH A. MILLER, residing at 600-1/2 South Bay Front, Balboa Island, California 92662 (hereinafter collectively called "Assignors") and ROPAK CORPORATION, a California corporation, having a principal place of business at 660 South State College Boulevard, Fullerton, California 92631 (hereinafter called "Assignee").

                              W I T N E S S E T H:

         WHEREAS, Assignors warrant and represent that they are co-owners of inventions relating to plastic containers as set forth in United States Letters Patent No. 3,515,306, CONTAINER WITH COVER AND HIDDEN COVER RELEASE, issued June 2, 1970; No. 3,516,571, CONTAINER AND COVER THEREFOR, issued June 23, 1970; No. 3,866,791, CONTAINER AND COVER INCLUDING


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CORNER POURING AND BAIL NESTING FEATURES, issued February 18, 1975; and No.
Des. 232,152, COMBINED CONTAINER AND CLOSURE THEREFOR, issued July 23, 1974, and Canadian Letters Patent No. 892,980, CONTAINER AND COVER THEREFOR, issued February 15, 1972; and No. 958,661, CONTAINER AND COVER INCLUDING CORNER POURING AND BAIL NESTING FEATURES, issued December 3, 1974, and have the sole right to assign said Letters Patent and said inventions; and

         WHEREAS, Assignee desires to obtain an assignment of the entire right and title in and to the aforesaid United States and Canadian Letters Patent and in and to all of the inventions disclosed in said Letters Patent; and

         WHEREAS, Assignee, in addition to the assignment of the aforesaid United States and Canadian Letters Patent, desires an assignment by Assignors of the Know-How defined in the Agreement of December 31, 1979 relating to the assigned patents and the inventions disclosed therein; and

         WHEREAS, Assignors are the proprietors of the trademark ROPAK and Assignee is desirous of obtaining the assignment of said trademark and the United States and Canadian registrations therefor;

         NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:





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1.       AMENDMENT OF DECEMBER 31, 1979 AGREEMENT:

         1.01 Assignors and Assignee hereby agree that all of the licensing provisions of the Agreement of December 31, 1979 are terminated and that only those provisions of said December 31, 1979 Agreement specifically incorporated herein by reference or quotation shall continue in full force and effect.

2.       PATENT ASSIGNMENTS:

         2.01 Assignors hereby assign all of the United States and Canadian Letters Patent enumerated hereinabove to Assignee and, in accordance with said assignments, have executed the assignment documents appended hereto as Exhibits 1, 2 and 3.

         2.02 Assignors agree to record the assignments appended hereto as Exhibits 1, 2 and 3 in the United States Patent and Trademark Office and in the Canadian Patent Office and to apprise Assignee of the recording data pertinent thereto and to provide Assignee with copies of said assignments as recorded in the United States Patent and Trademark Office and Canadian Patent Office all on behalf of and at the expense of Assignee.

3.       KNOW-HOW ASSIGNMENT:


         3.01 Assignors hereby assign all of the previously licensed Know-How enumerated in Paragraph 1(b) of the





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December 31, 1979 Agreement to Assignee and agree to provide to Assignee all of said Know-How, including, without limitation, proprietary information relating to materials, tooling, machinery and equipment, machinery and product design, processes, formulae, cost information, blueprints, drawings, and engineering and manufacturing specifications relating to the assigned United States and Canadian Letters Patent and presently utilized by Assignee in the manufacture of the products and inventions disclosed in said United States and Canadian Letters Patent.

         3.02 Assignors hereby relinquish all right, title and interest into said Know-How as defined in Paragraph 3.01 hereof and agree to assist Assignee in the continuation of the application of said Know-How by Assignee.

         3.03 Assignors hereby covenant and agree that, during the course of their employment by Assignee, all Know-How regarding any of the products, processes and other Know-How specifically referred to in Paragraph 3.01 of this article and developed by Assignors, or any one of them, subsequently to the date of this Agreement, shall be disclosed to Assignee, and Assignors agree to assist Assignee in the utilization and application of said Know-How developed subsequently to the date of this Agreement to the relevant





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products of Assignee in existence at the time of the development of said subsequent Know-How.

4.       TRADEMARK AND TRADEMARK REGISTRATION ASSIGNMENTS:

         4.01 Assignors hereby assign to Assignee the trademark ROPAK and the goodwill of Assignors' appurtenant thereto, together with the United States and Canadian registrations therefor, all as more particularly evidenced by Exhibits 4 and 5 appended hereto.

         4.02 Assignors agree to record said trademark assignments in the United States Patent and Trademark Office and the Canadian Trade Marks Office on behalf of and at the expense of Assignee and to notify Assignee of the proper recordation of said assignments and to provide Assignee with copies of said recorded assignments and documents pertaining to the recordation thereof.

5.       ASSIGNMENT PAYMENTS AND ACCOUNTING:

         5.01 All cash payments to Assignors under this Agreement shall be made in dollars (U.S.) delivered to Assignors.

         5.02 Assignee agrees to pay to Assignors a payment of three percent (3%) of the gross sales price, as defined in Paragraph 1(d) of the December 31, 1979 License Agreement, of containers manufactured in accordance with said assigned





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United States and Canadian Letters Patent and/or said assigned Know-How.

         5.03 The maximum payment paid in accordance with Paragraph 5.02 of this article shall not exceed the payment made to Assignors by Assignee for the calendar year 1985, adjusted annually. The maximum payment payable shall be adjusted annually by the current Consumer Price Index for the year of payment, and the total payment paid in the previous year shall be subject to the Consumer Price Index adjustment for the current year, e.g., 1987 maximum equals 1986 maximum plus (1986 maximum times 1987 CPI).

         5.04 No sublicense or minimum payment shall be payable to Assignors by Assignee.

         5.05 The payments by Assignee to Assignors provided for in Paragraph 5.02 of this article shall terminate as of December 31, 1995.

         5.06 Assignee agrees to keep separate and accurate records showing the number of containers sold by it and the associated dollar value of gross sales in sufficient detail to ascertain the payments due Assignors. Assignors shall have the right to inspect such records during reasonable business hours no more than four times a year. In addition, if any other records of Assignee incorporate information





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reflecting gross sales of Assignee, Assignors shall have the right to inspect the same.

         5.07 Assignee shall, within thirty (30) days after the close of each calendar quarter, in respect of which reports are due, furnish to Assignors quarterly written reports showing with accuracy and detail the containers sold by Assignee and the gross sales price thereof for the preceding full calendar quarter year. Each quarterly report shall be accompanied by a payment for the full amount of any payments payable for the quarter year covered by the report.

6.       PATENTS AND PATENT APPLICATIONS:

         6.01 Assignee hereby assumes full responsibility for the preparation, filing, prosecution and maintenance of all patents and patent applications assigned to Assignee by Assignors hereunder.

         6.02 Assignee agrees to assume full responsibility for the preparation, filing and prosecution of all patent applications on improvements made by Assignors in accordance with the provisions of Paragraph 1(e) of the Agreement of December 31, 1979.

7.       IMPROVEMENTS BY ASSIGNORS:

         7.01 As to each improvement of Assignors which is hereafter conceived, developed or acquired by Assignors during the term of this Agreement, or during the employment of





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Assignors by Assignee, title thereto shall be assigned to Assignee, but no additional payment shall be paid upon said improvements other than the payment provided for in Paragraph 5.02 hereof, and this Agreement shall terminate together with the Agreement of December 31, 1979 in accordance with the provisions of Paragraph 5.05 hereof.

8.       TRADEMARKS:

         8.01 Assignee agrees to mark all containers manufactured and sold by it under this Agreement in accordance with the applicable statutes of the United States and/or Canada relating to trademark notices and to maintain the trademark registrations assigned by Assignors in accordance with this Agreement in full force and effect.

9.       LITIGATION:

         9.01 Assignee shall have the sole and exclusive right to take steps to prevent infringment of the assigned patents, including the right to (1) institute and prosecute any and all suits to enjoin any and all infringers of said patents; (2) during the continuance of this Agreement, and at its own expense, institute any other suit or suits which it may deem necessary; (3) defend any suits against Assignors or Assignee for alleged infringement; and
(4) employ therefor its own counsel, and pay for all services rendered by such counsel, and all costs and expenses incidental thereto.





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         9.02    Assignee agrees to hold Assignors harmless from attorneys'
fees, costs and judgments arising out of any action arising out of this Amendment Agreement brought against Assignors by stockholders of Assignee.

10.      SPECIAL COVENANTS:

         10.01 Assignee agrees to exert every reasonable effort to manufacture and sell containers manufactured in accordance with the assigned patents and/or assigned Know-How.

11.      NOTICE AND TERMINATION:

         11.01 This Agreement shall terminate on December 31, 1995, but all payments for the calendar year 1995 shall be payable despite the termination of the Agreement on said termination date.

12.      NOTICES:

         12.01 Any notice required or permitted herein shall be in writing and shall, unless otherwise required herein, be deemed given when delivered personally or deposited in the certified or registered mail, postage prepaid and properly addressed to the party to be notified at the address specified below:

                 Assignors:

                 c/o William H. Roper
                 12 Rue Biarritz
                 Newport Beach, California 92660

                 Assignee:

                 Ropak Corporation
                 660 South State College Boulevard
                 Fullerton, California 92631





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or to such other addresses as the parties may from time to time advise the other of in writing.

13.      APPLICABLE LAW:

         13.01 This Agreement, its validity, interpretation and performance shall be governed by the laws of the State of California.

14.      ATTORNEYS' FEES:

         14.01 If either party shall initiate litigation because of an alleged controversy arising as to performance, nonperformance, interpretation or any other aspect of this Agreement, and shall not prevail in said litigation, said party shall be compelled to pay the other party's attorneys' fees, costs and expenses of said litigation. Conversely, if the complaining party shall prevail, the losing party shall pay the other party's attorneys' fees, costs and expenses of said litigation.

15.      ASSIGNMENT:

         15.01 This Agreement shall not be assignable by any party hereto, but shall inure to the benefit of the heirs, legatees, successor and legal representatives of the Assignors and Assignee.

16.      ARTICLE HEADINGS AND SEVERABILITY:

         16.01 Article headings shall serve only as a designation of the general content of the paragraphs appearing





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therebelow and shall not be interpreted in a limiting connotation.

         16.02 The invalidity of any one of the the provisions of this Agreement shall not affect enforceability of any other of the provisions thereof.

         16.03 This Agreement is an amendment of the Agreement of December 31, 1979 and all provisions of said Agreement of December 31, 1979 inconsistent with the terms of this Agreement shall be considered as modified, cancelled or amended by the terms of this Amendment Agreement.

17.      COUNTERPARTS:

         17.01 This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18.      WARRANTY:

         18.01 Assignors represent and warrant that they are the sole and exclusive owners of the patents assigned under Article 2 hereof, Patent Assignments; the Know-How assigned under Article 3 hereof, Know-How Assignment; and the trademark and trademark registrations assigned under Article 4 hereof, Trademark and Trademark Registration Assignments.





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         IN WITNESS WHEREOF, the parties hereto have set their hands on the day and year first above given.

                                   ASSIGNORS:

                                    /s/ WILLIAM H. ROPER
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                                        William H. Roper

                                    /s/ ROBERT E. ROPER
                                   -------------------------------
                                        Robert E. Roper

                                    /s/ CHARLES RICHARD ROPER
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                                        Charles Richard Roper

                                    /s/ ELVERE ROPER
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                                        Elvere Roper

                                    /s/ RALPH A. MILLER
                                   -------------------------------
                                        Ralph A. Miller
                                   by Ralph A. Miller II
                                   Attorney in fact

                                   ASSIGNEE:

                                   ROPAK CORPORATION

Attest:                            By  /s/ C. RICHARD ROPER
                                      ----------------------------
                                           C. Richard Roper
 /s/ NANCY SHREEVE
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     Nancy Shreeve                 By  /s/ ROBERT E. ROPER
                                      ----------------------------
                                           Robert E. Roper





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